UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 12, 2020

NTN BUZZTIME, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	001-11460	31-1103425
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 Aston Ave., Suite 100
Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

(760) 438-7400

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

In September 2018, NTN Buzztime, Inc. (“we,” “us,” or “our”) entered into loan and security agreement with Avidbank (the “Original LSA”) under which we borrowed a $4,000,000 term loan. On March 12, 2020, we entered into an amendment to the Original LSA (as amended, the “LSA”). In connection with entering into the amendment, we made a $433,000 payment on our term loan, which includes the $83,333 monthly principal payment plus accrued interest for March 2020 and a $350,000 principal prepayment, thereby reducing the outstanding principal balance of our term loan to $2.0 million. Under the terms of the amendment, the minimum earnings before interest, taxes, depreciation and amortization, or EBITDA, covenant in the Original LSA was replaced with a monthly minimum asset coverage ratio covenant, which we refer to as the ACR covenant, and the minimum liquidity covenant in the Original LSA was amended to provide that the aggregate amount of unrestricted cash we have in deposit accounts or securities accounts maintained with Avidbank must be at all times not less than the principal balance outstanding under our term loan. Under the ACR covenant, the ratio of (i) our unrestricted cash at Avidbank as of the last day of a calendar month plus 75% of our outstanding accounts receivable accounts that are within 90 days of invoice date to (ii) the outstanding principal balance of our term loan on such day must be no less than 1.25 to 1.00. The amendment also changed the maturity date of our term loan from September 28, 2022 to December 31, 2020, and commencing on April 30, 2020, we must make principal plus accrued interest payments on the last day of each month, such that all amounts owed under the LSA will be repaid by December 31, 2020. The principal payment we must make each month will be $125,000 for each of April, May and June, $300,000 for each of July, August, September, October and November, and $125,000 for December.

The foregoing summary of the material terms of the amendment does not purport to be complete and is qualified in its entirety by reference to the amendment, a copy of which is attached as an exhibit to this report and is incorporated herein by reference.

Item 2.02. Results of Operation and Financial Condition.

On March 17, 2020, we issued a press release announcing our financial results for the three and twelve months ended December 31, 2019. The press release is furnished as Exhibit 99.1.

The information set forth under this Item 2.02 and in Exhibit 99.1 is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934 and is not to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date hereof, regardless of any general incorporation language in any such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	First Amendment to Loan and Security Agreement dated as of March 12, 2020, between NTN Buzztime, Inc. and Avidbank.

99.1	Press Release of NTN Buzztime, Inc. dated March 17, 2020 (financial results for the three and twelve months ended December 31, 2019).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NTN BUZZTIME, INC.

Date: March 17, 2020	By:	/s/ Sandra Gurrola
Sandra Gurrola
Sr. Vice President of Finance